Exhibit 10.10

Veeco Instruments Inc.

Annual Report on Form 10-K for the Year Ended December 31, 2004

NINTH AMENDMENT, dated as of October 4, 2004 (this “Amendment”) to the Credit Agreement dated as of April 19, 2001, as amended September 17, 2001, December 21, 2001, February 7, 2002, March 20, 2002, February 5, 2003, October 30, 2003, February 5, 2004 and August 25, 2004 (as further amended, restated, supplemented or modified, the “Credit Agreement”) by and among VEECO INSTRUMENTS INC., a Delaware corporation (the “Company”), FLEET NATIONAL BANK, a Bank of America Company, a national banking association, as Administrative Agent and as a Lender, JPMORGAN CHASE BANK (formerly known as The Chase Manhattan Bank), a New York banking corporation, as Syndication Agent and as a Lender, HSBC BANK USA, a national banking association organized under the laws of the United States of America, as Documentation Agent and as a Lender, and the other Lenders party thereto.

WHEREAS, the Company has requested and the Administrative Agent and the Lenders have agreed, subject to the terms and conditions of this Amendment, to amend certain provisions of the Credit Agreement as hereinafter set forth..

NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

1.                                       Amendment.   The definition of the term “Permitted Acquisition” contained in Section 1.01 of the Credit Agreement is hereby amended adding the following sentence at the end thereof:

“Notwithstanding anything to the contrary herein, (x) the acquisition by the Company or a Corporate Guarantor of all or substantially all of the assets of the Manufacturing Technology Inc. business of Bodee’s Ranch, Inc. (the “MTI Acquisition”) and (y) the acquisition by the Company or a Corporate Guarantor of a company, division or other Person described to, and approved by, the Lenders (the “Proposed Acquisition”; with the MTI Acquisition, each an “Acquisition”) shall be deemed to be Permitted Acquisitions, provided that (a) with respect to the MTI Acquisition, (i) such Acquisition occurs on or before October 31, 2004 and (ii) the aggregate cash consideration paid by the Company does not exceed $10,000,000, (b) with respect to the Proposed Acquisition, (i) such Acquisition occurs on or before December 31, 2004 and (ii) the aggregate cash consideration paid by the Company does not exceed $9,000,000, and (c) with respect to the MTI

Acquisition and the Proposed Acquisition, each such Acquisition satisfies the requirements of a Permitted Acquisition set forth above, other than after giving effect to the proposed Acquisition, the Permitted Acquisition Purchase Price paid in connection with all Permitted Acquisitions will be in excess of $100,000,000.”

2.                                       Conditions to Effectiveness.

This Amendment shall become effective as of the date hereof, upon receipt by the Administrative Agent of (a) this Amendment, duly executed by the Company and the Guarantors, (b) an amendment fee of $30,000 (with each Lender to receive one-sixth of such fee), and (c) the consent of each Lender to the Amendment described herein.

3.                                       Miscellaneous.

The amendment herein is limited specifically to the matter set forth above and for the specific instance and purpose for which given and does not constitute directly or by implication an amendment or waiver of any other provisions of the Credit Agreement or a waiver of any Default or Event of Default.

Capitalized terms used herein and not otherwise defined herein shall have the same meanings as defined in the Credit Agreement.

Except as expressly amended hereby, the Credit Agreement shall remain in full force and effect in accordance with the original terms thereof.  The Credit Agreement is ratified and confirmed in all respects by the Company.

The Company hereby represents and warrants that (a) after giving effect to this Amendment, the representations and warranties in the Credit Agreement and the other Facility Documents are true and correct in all material respects as of the date hereof with the same effect as though such representations and warranties have been made on and as of such date, unless such representation is as of a specific date, in which case, as of such date, and (b) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

The Company represents and warrants that it has the corporate power and authority to enter into, perform and deliver this Amendment and any other documents, instruments, agreements or other writings to be delivered in connection herewith and that this Amendment and all documents contemplated hereby or delivered in connection herewith have each been duly executed and delivered by the Company and the transactions contemplated herein have been duly authorized.

This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one Amendment. This Amendment shall become effective when duly executed counterparts hereof which, when taken together, bear the signatures of each of the parties hereto shall have been delivered to the Administrative Agent.

This Amendment shall constitute a Loan Document.

IN WITNESS WHEREOF, the Company and the Administrative Agent, as authorized on behalf of the Lenders, have caused this Amendment to be duly executed by their duly authorized officers, all as of the day and year first above written.

VEECO INSTRUMENTS INC.

By:	/s/ John F. Rein, Jr.
Name: John F. Rein, Jr.
Title: Executive Vice President and Chief Financial Officer

FLEET NATIONAL BANK, a Bank of America Company, as Administrative Agent

By:	/s/ Debra E. DelVecchio
Name: Debra E. DelVecchio
Title: Managing Director

CONSENT

The undersigned, not parties to the Credit Agreement but as Guarantors under their respective Guaranties executed in favor of the Lenders, each hereby (a) accept and agree to the terms of the foregoing Amendment; (b) acknowledge and confirm that all terms and provisions contained in their respective Guaranty are, and shall remain, in full force and effect in accordance with their respective terms; (c) reaffirm and ratify all of the representations and covenants contained in their respective Guaranty; and (d) represent, warrant and confirm the non-existence of any offsets, defenses and counterclaims to its obligations under its Guaranty.

VEECO TUCSON INC.		VEECO METROLOGY, LLC
(formerly Wyko Corporation)		By:	Veeco Instruments Inc., its Sole Member

By:	/s/ John F. Rein, Jr.	By:	/s/ John F. Rein, Jr.
Name: John F. Rein, Jr.		Name: John F. Rein, Jr.
Title: Vice President		Title: Executive Vice President and Chief Financial Officer

VEECO FT. COLLINS INC. (formerly Ion Tech, Inc.)		VEECO ROCHESTER INC. (formerly CVC Products, Inc.)

By:	/s/ John F. Rein, Jr.	By:	/s/ John F. Rein, Jr.
Name: John F. Rein, Jr.		Name: John F. Rein, Jr.
Title: Vice President		Title: Vice President

VEECO COMPOUND SEMICONDUCTOR INC. (formerly Veeco St. Paul Inc.)		VEECO AII INC. (formerly Advanced Imaging, Inc.)

By:	/s/ John F. Rein, Jr.	By:	/s/ John F. Rein, Jr.
Name: John F. Rein, Jr.		Name: John F. Rein, Jr.
Title: Vice President		Title: Vice President